Exhibit 99.2

SOLEXA, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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Electronic Voting Instructions
You can vote by telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose to use the method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by telephone must be received by 11:59 p.m., New York Time, on January 25, 2007.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	123456	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS 1 AND 2.

		For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2006, by and among Illumina, Inc., Callisto Acquisition Corp. and Solexa, Inc.	☐	☐	☐

		For	Against	Abstain
2.	If necessary, to adjourn the Solexa, Inc. special meeting to solicit additional proxies if there are not sufficient votes for the foregoing proposal.	☐	☐	☐

The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 set forth above if no instruction to the contrary is indicated or if no instruction is given.

3.	In his discretion on such matters as may properly come before the meeting. In his discretion, the proxy is authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

	Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Please sign exactly as you name or names appear hereon. For joint accounts, each owner should sign. When signing as an executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.
Date (mm/dd/yyyy) — Please print date below.
       /       /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

▼ IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SOLEXA, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 26, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John West, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all the shares of common stock of Solexa, Inc. held of record by the undersigned on December 15, 2006, at the Special Meeting of the Stockholders to be held at the principal offices of Solexa, Inc., 25861 Industrial Boulevard, Hayward, California 94545, on January 26, 2007, at 9:00 a.m. (local time), and at any adjournments thereof, as set forth on the reverse side hereof, and in his discretion upon any other business that may properly come before the meeting.
The Proxy will be voted as specified, or if no choice is specified, “FOR” the Proposals 1 and 2, and as said proxy deems advisable on such other business as may properly be brought before the meeting.

SEE REVERSE SIDE		SEE REVERSE SIDE
VOTE BY TELEPHONE OR MAIL

CONTINUED AND TO BE SIGNED ON REVERSE SIDE